UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2012

PARLUX FRAGRANCES, LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

5900 North Andrews Ave., Suite 500, Fort Lauderdale, Florida  33309

(Address of Principal Executive Offices)(Zip Code)

954-316-9008

(Registrant’s Telephone Number, Including Area Code)

PARLUX FRAGRANCES, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.

Termination of a Material Definitive Agreement.

On April 18, 2012, Parlux Fragrances, Inc., a Delaware corporation (“Parlux”), terminated the Credit Agreement, dated as of June 25, 2010, as amended by the First Amendment to Credit Agreement, dated April 15, 2011, among Parlux Ltd., as borrower, Parlux, as guarantor, the lenders party thereto, and General Electric Capital Corporation, as administrative agent and collateral agent (the “Credit Agreement”). Parlux terminated the Credit Agreement in connection with its merger with a subsidiary of Perfumania Holdings, Inc., discussed in Item 2.01 below. Pursuant to the terms of the Credit Agreement, Parlux paid to General Electric Capital Corporation an early termination and expense fee of $318,000.

The foregoing summary of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement attached as Exhibit 10.93 to Parlux’s Annual Report on Form 10-K for the year ended March 31, 2010, filed with the Securities Exchange Commission (“SEC”) on June 29, 2010, and the full text of the First Amendment to the Credit Agreement filed as Exhibit 10.96 to Parlux’s Annual Report on Form 10-K for year ended March 31, 2011, filed with the SEC on May 26, 2011.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On April 18, 2012, pursuant to the Agreement and Plan of Merger, dated as of December 23, 2011 (the “Merger Agreement”), by and among Parlux, Perfumania Holdings, Inc., a Florida corporation (“Perfumania”), and PFI Merger Corp., a Delaware corporation and wholly owned subsidiary of Perfumania (“Merger Sub”), Perfumania acquired all of the outstanding shares of Parlux common stock via a merger of Parlux with Merger Sub, with Parlux surviving the merger.  Parlux was then merged into PFI Merger Sub I, LLC, which survived this second merger as a wholly owned subsidiary of Perfumania and changed its name to Parlux Fragrances, LLC.  We refer to these two transactions as the “merger.”  The merger was consummated following the approval and adoption of the Merger Agreement by Parlux stockholders and the approval by Perfumania shareholders of the issuance of shares of Perfumania common stock to the Parlux stockholders pursuant to the Merger Agreement.  Trading in Parlux’s common stock on the NASDAQ stock market terminated after market close on Wednesday, April 18, 2012.

The aggregate consideration payable to Parlux stockholders in accordance with the Merger Agreement is approximately 6.014 million shares of Perfumania common stock and approximately $62.1 million in cash.  The cash portion of the merger consideration was financed through a combination of approximately $35.5 million that Perfumania borrowed under Perfumania’s Senior Credit Facility and $30 million that a Perfumania subsidiary borrowed from certain family trusts of Stephen Nussdorf, Glenn Nussdorf, and Arlene Nussdorf, who are principal shareholders of Perfumania, each on April 18, 2012.

Under the terms of the Merger Agreement, each share of Parlux common stock issued and outstanding immediately before the effective time of the merger was cancelled and converted into the right to receive either (i) .533333 shares of Perfumania common stock or (ii) 0.20 shares of Perfumania common stock plus $4.00 in cash, depending on the elections made by Parlux stockholders.  Parlux stockholders will also receive cash for any fractional shares of Perfumania common stock (rounded to the nearest cent) which they might otherwise have received in the merger.

Glenn Nussdorf, a principal shareholder of Perfumania, owned approximately 9.9% of the outstanding common stock of Parlux before the merger.  In addition, Perfumania has purchased merchandise from Parlux for about 20 years and was one of Parlux’s largest customers.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K, dated December 23, 2011, filed by Parlux with the SEC on December 23, 2011, which is incorporated into this Item 2.01 by reference.

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, Parlux notified the NASDAQ stock market of the closing of the merger and requested that the shares of common stock of Parlux be suspended from trading and removed from listing as of the close of business on April 18, 2012.  In connection with such notification and request, Perfumania requested that NASDAQ file with the SEC a notification on Form 25 to remove shares of common stock of Parlux from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934. NASDAQ notified Perfumania on April 18, 2012 that it had filed such Form 25 with the SEC on that date. By SEC rule, the removal of such Parlux common stock from listing on NASDAQ will become effective on April 28, 2012. Perfumania intends to file a Form 15 with the SEC on Parlux’s behalf to complete the deregistration of Parlux’s common stock under the Securities Exchange Act of 1934.

Item 3.03.

Material Modification to Rights of Security Holders.

The information provided under Item 2.01 above is hereby incorporated by reference.

Item 5.01.

Changes in Control of Registrant.

The information provided under Item 2.01 above is hereby incorporated by reference.

Pursuant to the Merger Agreement, the Board of Directors of Perfumania (the “Perfumania Board”) increased the size of the Perfumania Board from five to ten members and, effective at the effective time of the merger, the five former directors of Parlux, Frederick E. Purches, Anthony D’Agostino, Esther Egozi Choukroun, Glenn Gopman and Robert Mitzman, were appointed as members of the Perfumania Board.  The new directors’ terms of office expire at Perfumania’s 2012 annual meeting.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and as contemplated by the Merger Agreement, the directors of the Parlux Board of Directors resigned on April 18, 2012 and simultaneously were elected to the board of directors of Perfumania.  In accordance with the Merger Agreement, the following individuals became the directors of Parlux following the merger:  Michael Katz, Stephen Nussdorf and Donna Dellomo.  The principal executive officer, president, principal financial officer, principal accounting officer, and principal operating officer of Parlux remain in those positions following the merger.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 17, 2012, Parlux held a special meeting of its stockholders in order to vote upon the following matters:

1.

To approve and adopt the Agreement and Plan of Merger, dated December 23, 2011 (as it may be amended from time to time), among Perfumania Holdings, Inc., Parlux, and PFI Merger Corp., a wholly owned subsidiary of Perfumania, under which Parlux will become a wholly owned subsidiary of Perfumania;

2.

To approve, on an advisory and non-binding basis, certain compensation payable to certain executive officers of Parlux in connection with the merger; and

3.

To approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first proposal described above

Parlux stockholders approved all matters.  The following is a summary of the voting results for each matter presented to the stockholders:

Proposal	For	Against	Abstain	Broker Non-Votes
Approve and adopt the Merger Agreement, under which Parlux will become a wholly owned subsidiary of Perfumania	14,875,247	158,983	3,247	0
Approve, on an advisory and non-binding basis, certain compensation payable to certain executive officers of Parlux in connection with the merger	14,118,767	760,242	158,467	0
Approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first proposal	14,683,584	310,502	43,390	0

Item 7.01

Regulation FD Disclosure.

On April 17, 2012, Perfumania and Parlux issued a joint press release regarding the results of the stockholder meetings, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 19, 2012	PARLUX FRAGRANCES, LLC
	By:	/s/ Frederick Purches
Frederick Purches
Chairman and Chief Executive Officer